Exhibit 99.2

LivaNova PLC
Historical Recast of Segment Data
Unaudited

Net Revenue (in thousands, unaudited)	**Three Months Ended March 31, 2023**	**Three Months Ended June 30, 2023**	**Six Months Ended June 30, 2023**	**Three Months Ended September 30, 2023**	**Nine Months Ended September 30, 2023**	**Three Months Ended December 31, 2023**	**Twelve Months Ended December 31, 2023**
Cardiopulmonary							
United States	$ 39,609	$ 50,001	$ 89,610	$ 52,281	$ 141,891	$ 60,467	$ 202,358
Europe	36,385	39,339	75,724	35,484	111,208	46,206	157,414
Rest of World	59,750	64,773	124,523	61,190	185,713	58,627	244,340
	135,744	154,113	289,857	148,955	438,812	165,300	604,112
Neuromodulation							
United States	94,489	104,065	198,554	102,475	301,029	106,464	407,493
Europe	13,280	15,125	28,405	12,661	41,066	16,369	57,435
Rest of World	12,954	13,991	26,945	13,744	40,689	14,093	54,782
	120,723	133,181	253,904	128,880	382,784	136,926	519,710
Other Revenue	6,951	6,588	13,539	8,278	21,817	7,906	29,723
Totals							
United States	140,267	159,973	300,240	161,583	461,823	173,221	635,044
Europe	49,643	54,459	104,102	48,129	152,231	62,561	214,792
Rest of World	73,508	79,450	152,958	76,401	229,359	74,350	303,709
	$ 263,418	$ 293,882	$ 557,300	$ 286,113	$ 843,413	$ 310,132	$ 1,153,545

Net Revenue (in thousands, unaudited)	**Three Months Ended March 31, 2022**	**Three Months Ended June 30, 2022**	**Six Months Ended June 30, 2022**	**Three Months Ended September 30, 2022**	**Nine Months Ended September 30, 2022**	**Three Months Ended December 31, 2022**	**Twelve Months Ended December 31, 2022**
Cardiopulmonary							
United States	$ 41,264	$ 40,404	$ 81,668	$ 41,374	$ 123,042	$ 48,590	$ 171,632
Europe	32,670	33,684	66,354	28,871	95,225	33,320	128,545
Rest of World	46,990	54,828	101,818	53,812	155,630	58,391	214,021
	120,924	128,916	249,840	124,057	373,897	140,301	514,198
Neuromodulation							
United States	87,210	91,431	178,641	96,504	275,145	99,397	374,542
Europe	12,456	13,710	26,166	11,130	37,296	12,995	50,291
Rest of World	10,561	12,654	23,215	14,201	37,416	14,744	52,160
	110,227	117,795	228,022	121,835	349,857	127,136	476,993
Other Revenue	9,024	7,440	16,464	6,713	23,177	7,437	30,614
Totals							
United States	136,269	138,086	274,355	143,410	417,765	153,793	571,558
Europe	45,126	47,372	92,498	39,998	132,496	46,306	178,802
Rest of World	58,780	68,693	127,473	69,197	196,670	74,775	271,445
	$ 240,175	$ 254,151	$ 494,326	$ 252,605	$ 746,931	$ 274,874	$ 1,021,805

Exhibit 99.2

LivaNova PLC
Historical Recast of Segment Data
Unaudited

Segment Income (Loss) (in thousands, unaudited)	**Three Months Ended March 31, 2023**	**Three Months Ended June 30, 2023**	**Six Months Ended June 30, 2023**	**Three Months Ended September 30, 2023**	**Nine Months Ended September 30, 2023**	**Three Months Ended December 31, 2023**	**Twelve Months Ended December 31, 2023**
Cardiopulmonary	$ 9,174	$ 12,812	$ 21,986	$ (2,193)	$ 19,794	$ 6,613	$ 26,407
Neuromodulation	27,006	38,148	65,154	41,930	107,084	46,300	153,384
Segment income	36,180	50,960	87,140	39,737	126,878	52,913	179,791
Other income/ (expense)	(38,522)	(33,584)	(72,106)	(35,279)	(107,386)	(140,903)	(248,289)
Operating (loss) income	$ (2,342)	$ 17,376	$ 15,034	$ 4,458	$ 19,492	$ (87,990)	$ (68,498)

Segment Income (Loss) (in thousands, unaudited)	**Three Months Ended March 31, 2022**	**Three Months Ended June 30, 2022**	**Six Months Ended June 30, 2022**	**Three Months Ended September 30, 2022**	**Nine Months Ended September 30, 2022**	**Three Months Ended December 31, 2022**	**Twelve Months Ended December 31, 2022**
Cardiopulmonary	$ 8,549	$ 4,884	$ 13,433	$ (9,048)	$ 4,385	$ 12,721	$ 17,106
Neuromodulation	37,478	51,360	88,838	43,281	132,119	40,656	172,775
Segment income	46,027	56,244	102,271	34,233	136,504	53,377	189,881
Other income/ (expense)	(36,522)	(24,488)	(61,010)	(166,206)	(227,216)	(39,417)	(266,633)
Operating income (loss)	$ 9,505	$ 31,756	$ 41,261	$ (131,973)	$ (90,712)	$ 13,960	$ (76,752)